UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2010
TECUMSEH PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1136 Oak Valley Drive
Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500
(not applicable)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 11, 2010, our Board of Directors approved a modified bonus compensation arrangement for James Wainright, our President and Chief Executive Officer, effective as of January 1, 2010. The Board approved a change in the target percentage for Mr. Wainright’s bonus under the Annual Incentive Plan (“AIP”) from 75% to 100% of his base salary, which is currently $400,000 a year. Bonus awards under the AIP are based on performance measures and can be more or less than the target award depending on achievement of the performance measures
Under our Long-Term Incentive Plan, Mr. Wainright receives annual grants of long-term incentives with a grant date present value equal to 50% of (1) his annual base salary rate, plus (2) the target AIP award then in effect. As a result of the increase in Mr. Wainright’s target AIP percentage effective as of January 1, 2010, Mr. Wainright’s 2010 long-term incentive awards increased from 16,811 stock appreciation rights and 13,608 phantom shares to 19,212 stock appreciation rights and 15,552 phantom shares.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY
Date: January 22, 2010	By	/s/ James Wainright
James Wainright
President and Chief Executive Officer

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